Exhibit 99.1

Collectors Universe Announces Facility Expansion to Increase Operations Capacity and Accommodate Growth

Secures Office Space Directly Adjacent to Existing Facility, Doubling Space to 125,000 Square Feet

NEWPORT BEACH, Calif., October 05, 2020 – Collectors Universe, Inc. (NASDAQ: CLCT) (the “Company”), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced that it will be expanding its existing headquarters and operations facility by an additional 62,870 square feet adjacent to that facility, thereby doubling the space occupied to 125,625 square feet to accommodate the Company’s continuing growth and future expansion plans. The Company plans to use part of the extra space for the future addition of automation solutions that would enable rapid image recognition and capture to increase the efficiency and volume of authenticating and grading trading cards and coins.

“We are extremely excited about securing this new space, as it greatly increases our operations capacity to support our growing backlog of business,” said Joseph J. Orlando, President and Chief Executive Officer of Collectors Universe. “Due to the close proximity of the newly acquired location, we will not experience any material workforce disruptions or downtime that is typically associated with moving to an off-site location. The new facility has also recently been upgraded and has space for training rooms that we can utilize for quickly onboarding new people. In addition, this expansion will allow our IT, customer service and marketing personnel to return to the office, while still being able to adhere to social distancing guidelines. This new space not only gives our team the ability to grow our core authentication and grading operations, but also ample room to integrate technology solutions and support our long-term vision for the Company.”

Collectors Universe secured the additional office space by amending its existing lease, which extends through September 30, 2028. The Company plans to begin occupying and using the new space in early fiscal second quarter.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia, and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company’s website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward-Looking Information

This news release contains statements regarding Collectors Universe’s expectations, beliefs or views about its future performance, trends in its business and in its markets, and future opportunities, all of which constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

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Due to a number of risks and uncertainties to which its business and its markets are subject, Collectors Universe’s future financial performance may differ, possibly significantly, from expectations regarding its future financial performance that are expressed in, or that may be implied or inferred from the discussion of its operating results in this news release. Those risks and uncertainties, and their possible impact on Collectors Universe’s future financial performance, include, but are not limited to, the following: Collectors Universe’s continued dependence on its coins, and cards and autographs businesses, which historically have generated more than 90% of its total consolidated revenues and a substantial portion of its operating income, which make its operating results more vulnerable to conditions that could adversely affect those businesses, such as the volatility of precious metals prices that could adversely affect its coin revenues; the risk that the prolonged effects of COVID-19, and the business closures and travel restrictions that have been imposed in response to that outbreak, will adversely affect Collectors Universe’s revenues and operating performance, and could cause it to incur operating losses and declines in cash flows; the risk that it may become necessary for Collectors Universe to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of its control, such as the continued effects of COVID-19 and resulting adverse economic or market conditions, as well as its financial performance and the cash needs of its business in the future; the risk that domestic or international economic conditions may deteriorate as a result of events outside of Collectors Universe’s control, which could lead to reductions in the demand for its collectibles authentication and grading services and, consequently, in its revenues and operating results; the risk that weakness in or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for Collectors Universe’s services; the risks that claims under Collectors Universe’s coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves that it maintains for such claims will prove to be inadequate, which could cause its gross profit margin and operating results to decline or cause it to incur operating losses; the risk that Collectors Universe’s strategies of offering services in newer geographic areas, such as Europe and Asia, or potentially investing in new lines of business, will not be successful in enabling it to improve profitability or may even cause it to incur significant losses; and the risks and added complexity of conducting business overseas.

Additional information regarding these risks and other risks and uncertainties to which its business is subject is contained in Item 1A, entitled “Risk Factors”, in Collectors Universe’s Annual Report on Form 10-K for its fiscal year ended June 30, 2020, which it filed with the SEC on August 26, 2020. Readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, Collectors Universe’s financial results in the future may differ from those currently expected due to additional risks and uncertainties of which it is not currently aware or which it does not currently view as, but in the future may become, material to its business or operating results. Due to the aforementioned risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in Collectors Universe’s Annual or Quarterly Reports filed with the SEC, which speak only as of their respective dates. Collectors Universe disclaims any obligation to update or revise any of the forward-looking statements contained in this news release or in its Annual or Quarterly Reports that it has filed with the SEC as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contacts

Shelton Group

Leanne K. Sievers

949-224-3874

sheltonir@sheltongroup.com

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